UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2013

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization )	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

(205) 969-3755

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 1, 2013, Medical Properties Trust, Inc. (the “Company”) completed its previously announced acquisition of 11 rehabilitation facilities in the Federal Republic of Germany from RHM Klinik-und Altenheimbetriebe GmbH & Co. KG (“RHM”) for an aggregate purchase price, including approximately €9.0 million in applicable transfer taxes, of approximately €184.0 million (plus a commitment to provide up to €10.0 million in financing for the construction of additions to the facilities within the next two years). Each of the facilities has been leased back to RHM under a master lease providing for a term of 27 years and for annual rent increases of 2.0 % from 2015 through 2017, and of 0.5 % thereafter. On December 31, 2020 and every three years thereafter rent will also be increased to reflect 70% of cumulative increases in the German consumer price index.

The table below sets forth pertinent details with respect to the eleven facilities acquired:

Property	Type of property	Location	Number of licensed beds	Number of square feet
Germany
Klinik Sonnenwende	Rehabilitation Facility	Bad Dürkheim	117	146,874
Rhein-Haardt-Klinik	Rehabilitation Facility	Bad Dürkheim	119	60,149
Dürkheimer Höhe	Subacute Rehabilitation	Bad Dürkheim	198	81,537
Klaus-Miehlke-Klinik	Rehabilitation Facility	Wiesbaden-Bierstadt	196	86,606
Vesalius-Klinik	Rehabilitation Facility	Bad Rappenau	174	120,857
Antoniusstift	Subacute Rehabilitation	Bad Rappenau	90	77,080
Park-Klinik	Rehabilitation Facility	Bad Dürkheim	285	170,177
Psychotherapeutische Klinik	Rehabilitation Facility	Bad Liebenwerda	122	44,455
Fontana Klinik	Rehabilitation Facility	Bad Liebenwerda	206	119,350
Christiaan-Barnard-Klinik	Rehabilitation Facility	Dahlen-Schmannewitz	234	186,829
Wohnheim Hillersbach	Subacute Rehabilitation	Ortenberg/Lißberg	58	27,792

Total			1,799	1,121,706

There were no material relationships prior to this transaction among the Company and its affiliates and RHM and its affiliates. The Company funded the purchase price through the sale of €200 million aggregate principal amount of 5.750% senior notes due 2020 at an issue price of 100%, completed on October 10, 2013, for net proceeds of approximately €196.5 million before expenses.

Item 7.01.	Regulation FD Disclosure.

On December 3, 2013, the Company issued a press release announcing the completion of the RHM acquisition, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition, this information shall not be deemed incorporated by reference in any filing of the Company with the Securities and Exchange Commission, except as expressly set forth by specific references in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P. (Principal Financial and Accounting Officer)

Date: December 5, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated December 3, 2013